                                                                     Exhibit 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            TRANSWITCH CORPORATION

                         (Incorporated April 26, 1988)

                                  * * * * * *


     I, Dr. Santanu Das, President of TranSwitch Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify that the Certificate of Incorporation of TranSwitch Corporation, as amended, has been further amended, and restated as amended, in accordance with provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and, as amended and restated, is set forth in its entirety as follows:

     FIRST.    The name of the Corporation is TranSwitch Corporation.

     SECOND.   The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.   The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 26,000,000 shares, consisting of 25,000,000 shares of Common Stock with a par value of $.001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

     A description of the respective classes of stock and a statement of the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

     A.   COMMON STOCK
          ------------

     1.   General. All shares of Common Stock will be identical and will
          -------
entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

     2.   Dividends. Dividends may be declared and paid on the Common Stock
          ---------
from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     3.   Dissolution, Liquidation or Winding Up. In the event of any
          --------------------------------------
dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

     4.   Voting Rights. Except as otherwise required by law or this Amended
          -------------
and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

     B.   PREFERRED STOCK
          ---------------

     The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

     FIFTH.    The Corporation is to have perpetual existence.

     SIXTH.    The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

          1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

          2. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to any limitation thereof contained in the By-laws. Except as otherwise provided by this Amended and Restated Certificate of Incorporation, by the By-laws of the Corporation or by law, the stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such meeting.

          3. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

          4. Special meetings of stockholders may be called at any time only by the President, the Chairman of the Board of Directors (if any) or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

          5. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     SEVENTH.

     1.   Number of Directors. The number of directors which shall constitute
          -------------------
the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

     2.   Election of Directors. Elections of directors need not be by written
          ---------------------
ballot except as and to the extent provided in the By-laws of the Corporation.

     3.   Terms of Office. Each director shall serve for a term ending on the
          ---------------
date of the next annual meeting of stockholders following the annual meeting of stockholders at which such director was elected.

     4.   Tenure. Notwithstanding any provisions to the contrary contained
          ------
herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     5.   Vacancies. Unless and until filled by the stockholders, any vacancy
          ---------
in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders at which directors are to be elected and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     6.   Quorum. A majority of the total number of the whole Board of
          ------
Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     7.   Action at Meeting. At any meeting of the Board of Directors at which
          -----------------
a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's By-laws.

     8.   Removal. Any one or more or all of the directors may be removed
          -------
without cause only by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors. Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

     9.   Stockholder Nominations and Introduction of Business, Etc. Advance
          ----------------------------------------------------------
notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-laws of the Corporation.

     10.  Rights of Preferred Stock. The provisions of this Article are subject
          -------------------------
to the rights of the holders of any series of Preferred Stock from time to time outstanding.

     EIGHTH.   No director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability;

provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH.    The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

     (i) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

     (ii)  whether the proposed transaction might violate federal or state laws;

     (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

     (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

     TENTH.

     1.   Actions, Suits and Proceedings Other than by or in the Right of the
          -------------------------------------------------------------------
Corporation. The Corporation shall indemnify each person who was or is a party
-----------
or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---- ----------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

     2.   Actions or Suits by or in the Right of the Corporation. The
          ------------------------------------------------------
Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

     3.   Indemnification for Expenses of Successful Party. Notwithstanding the
          ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys'
fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that
                  ---------------
the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

     4.   Notification and Defense of Claim. As a condition precedent to his
          ---------------------------------
right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

     5.   Advance of Expenses. Subject to the provisions of Section 6 below, in
          -------------------
the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided,
                                                                       --------
however, that the payment of such expenses incurred by an Indemnitee in advance
-------
of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     6.   Procedure for Indemnification. In order to obtain indemnification or
          -----------------------------
advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by
(a) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (b) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (d) a court of competent jurisdiction.

     7.   Remedies. The right to indemnification or advances as granted by this
          --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8.   Subsequent Amendment. No amendment, termination or repeal of this
          --------------------
Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9.   Other Rights. The indemnification and advancement of expenses
          ------------
provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10.  Partial Indemnification. If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11.  Insurance. The Corporation may purchase and maintain insurance, at
          ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     12.  Merger or Consolidation. If the Corporation is merged into or
          -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13.  Savings Clause. If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14.  Definitions. Terms used herein and defined in Section 145(h) and
          -----------
Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

     15.  Subsequent Legislation. If the General Corporation Law of the State
          ----------------------
of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     ELEVENTH. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to the vote of
                             --------  -------
the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, but in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article Fourth or (ii) amend or repeal, or adopt any provision inconsistent with, Parts A and B of Article FOURTH And Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH of this Amended and Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Amended and Restated Certificate of Incorporation are true under the penalties of perjury this 22nd day of May, 1995.


                             /s/ Santanu Das
                             ---------------------------
                             Dr. Santanu Das
                             President

                             TRANSWITCH CORPORATION

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

               AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK


     The undersigned officer of TranSwitch Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred by the
------------
Corporation's Amended and Restated Certificate of Incorporation and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, on October 3, 1997, adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Series A Convertible Preferred Stock, $.01 par value, of the Corporation, which resolution is as follows:

     RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Amended and Restated Certificate of Incorporation, a series of 18,000 shares of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created as the Series A Convertible Preferred Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth on Exhibit A attached hereto.
         ---------

     EXECUTED as of this 10th day of October, 1997.


                              TRANSWITCH CORPORATION

                              By:  /s/ Dr. Santanu Das
                                   -------------------
                                   Dr. Santanu Das
                                   President

                                   Exhibit A
                                   ---------


A.   Description and Designation of Series A Convertible Preferred Stock
     -------------------------------------------------------------------

     1.   Designation and Definitions.
          ---------------------------

          (a) Designation.  A total of 18,000 shares of the Corporation's
              -----------
previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series A Convertible Preferred Stock." The original issue price per share of the Series A Convertible Preferred Stock shall be $1,000.00 (the "Original
                                                                     --------
Issue Price").
-----------

          (b) Certain Definitions.  As used herein, the following terms, unless
              -------------------
the context otherwise requires, have the following respective meanings:

              (i)   "Closing Bid Price" means the closing bid price of the
                     -----------------
Common Stock of the Corporation as reported by (i) the Nasdaq National Market or Nasdaq SmallCap Market, (ii) if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded or (iii) if the Corporation's Common Stock is not traded on an exchange, an established quotation service for over-the-market securities.

              (ii)  "Closing Date" means the date of completion of the initial
                     ------------
purchase and sale of the Series A Convertible Preferred Stock, as defined in the Stock Purchase Agreements (defined below).

              (iii) "Conversion Date" means each date on which the
                     ---------------
Corporation receives written notice in accordance with Section 5(h) hereof from a holder of Series A Convertible Preferred Stock that such holder elects to convert shares of its Series A Convertible Preferred Stock.

              (iv)  "Registration Statement" means the registration statement to
                     ----------------------
be filed by the Corporation in accordance with the terms of the Stock Purchase Agreements under the U.S. Securities Act of 1933, as amended, to register the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

              (v)   "SEC" means the United States Securities and Exchange
                     ---
Commission.

              (vi)  "Stock Purchase Agreements" means the Stock Purchase
                     -------------------------
Agreements between the Corporation and the purchasers of the Series A Convertible Preferred Stock.

     2.   Participating Dividends.  If the Board of Directors shall declare a
          -----------------------
cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the

Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series A Convertible Preferred Stock shall be entitled to the amount of dividends on the Series A Convertible Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Convertible Preferred Stock held by each holder, and not upon each share of Series A Convertible Preferred Stock so held by the holder.

     3.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a)  Treatment at Liquidation, Dissolution or Winding Up. In the event
               ---------------------------------------------------
of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Convertible Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated by the Board of Directors in the future to be senior to, or on a parity with the Series A Convertible Preferred Stock with respect to liquidation preferences, the holders of each share of Series A Convertible Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the greater of:
                                                               --------

     (i) the Original Issue Price per share of Series A Convertible Preferred Stock held by any holder plus declared but unpaid dividends (if any); or

     (ii) such amount per share of Series A Convertible Preferred Stock as would have been payable had each such share of Series A Convertible Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

          For purposes of this Section 3, a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern), the sale of all or substantially all of the Corporation's capital stock or assets to any other person or the sale or other transfer of the Corporation's securities representing more than fifty percent (50%) of the voting power of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Convertible Preferred Stock the full amount to which they otherwise would be entitled, the holders of Series A Convertible Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference
                 --- ----
amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Convertible Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full.

          After such payment shall have been made in full to the holders of the Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Convertible Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series A Convertible Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

          The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Common Stock or Series A Convertible Preferred Stock.

          Payments made to the holders of the Series A Convertible Preferred Stock pursuant to this Section 3 shall be made in cash; provided, that in the event of any reorganization, merger or other business combination which is desired to be treated by the Board of Directors as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16, each holder of Preferred Stock shall receive payments in the same form of consideration as is payable with respect to the Common Stock. If allowed under such Accounting Principles Board Opinion, such consideration shall be reallocated among the holders of Series A Convertible Preferred Stock in a manner to give economic effect to the intent and purpose of this Section 3(a).

          (b) Distributions Other than Cash.  Whenever the distributions
              -----------------------------
provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata
                                                                       --- ----
to the holders of Series A Convertible Preferred Stock.

     4.   Voting Power.
          ------------

          (a) General.  Except as otherwise expressly provided in this Section 4
              -------
or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series A Convertible Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Series A Convertible Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

          Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Convertible Preferred Stock held by each holder, and not upon each share of Series A Convertible Preferred Stock so held by the holder.

          (b) Amendments to Charter.  For so long as there are any shares of
              ---------------------
Series A Convertible Preferred Stock outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designation without the approval, by vote or written consent, of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a class, each share of Series A Convertible Preferred Stock to be entitled to one vote in each instance, if such amendment would adversely affect the rights of the holders of Series A Convertible Preferred Stock. Without limiting the generality of the foregoing, for purposes of this Section 4(b), the creation, or increase in the authorized number of shares, of any class or series of stock ranking prior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation shall be deemed to adversely affect the rights of the holders of Series A Convertible Preferred Stock, but the creation, or increase in the authorized number of shares, of the Series A Convertible Preferred Stock or of any class or series of stock on a parity with the Series A Convertible Preferred Stock either as to dividends or upon liquidation shall not be deemed to adversely affect the rights of the holders of
                  ---
Series A Convertible Preferred Stock.

     5.   Conversion Rights.
          -----------------

          (a) Optional Conversion.  No shares of Series A Convertible Preferred
              -------------------
Stock held by any holder shall be convertible by such holder prior to the earlier of (i) ninety (90) days after the Closing Date and (ii) the date on which the SEC declares effective the Registration Statement. Beginning on such date, each holder of Series A Convertible Preferred Stock shall have the right, at such holder's option, to convert any or all of the shares of Series A Convertible Preferred Stock held by such holder into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series A Convertible Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price (as defined below).

          (b) Conversion Price.  The conversion price per share (the "Conversion
              ----------------                                        ----------
Price") shall be equal to the lesser of (i) $10.58; and (ii) ninety percent
-----                     -------------
(90%) of the average of the Closing Bid Price for the ten (10) trading days immediately preceding any holder's Conversion Date or Mandatory Conversion Date (as defined in Section 5(c) below), as the case may be.

          (c) Mandatory Conversion.  On the fifth (5th) anniversary of the
              --------------------
Closing Date (such date or any later date as set forth in the paragraph immediately below, the "Mandatory Conversion Date"), if the Registration
                        -------------------------
Statement is in force and effect and the Corporation is in compliance with the terms of the Series A Convertible Preferred Stock, all shares of the Series A Convertible Preferred Stock then outstanding shall, without any action on the part of the holders thereof, be automatically converted into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series A Convertible Preferred Stock then held outstanding by a fraction, the numerator of which is the Original Issue Price and the denominator of which is the applicable Conversion Price.

          If the Registration Statement is not in force and effect or if the Corporation is not in compliance with the terms of the Series A Convertible Preferred Stock on the fifth anniversary of the Closing Date, then at any time thereafter, the Corporation may, at its sole option and without any action on the part of the holders thereof, convert all shares of the Series A Convertible Preferred Stock then outstanding into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series A Convertible Preferred Stock then held outstanding by a fraction, the numerator of which is the Original Issue Price and the denominator of which is the applicable Conversion Price if, at the time of such conversion, the Registration Statement is in force and effect and the Corporation is in compliance with the terms of the Series A Convertible Preferred Stock. Any date on which the Corporation converts the Series A Preferred Stock pursuant to this paragraph shall be a "Mandatory Conversion Date." If the Corporation exercises its conversion option pursuant to this paragraph, it shall give notice of such exercise to all holders of Series A Convertible Preferred Stock no later than five (5) trading days before the Mandatory Conversion Date.

          Each holder of Series A Convertible Preferred Stock as of the Mandatory Conversion Date shall, promptly after such date, surrender for conversion to the Corporation at its principal office or to any transfer agent for the Series A Convertible Preferred Stock or the Common Stock all certificates representing all shares of Series A Convertible Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

          Effective as of the close of business on the Mandatory Conversion Date, each share of Series A Convertible Preferred Stock then outstanding shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into shares of Common Stock. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

          (d) Equitable Adjustment.  If the Corporation at any time after the
              --------------------
Closing Date subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price calculation set forth in Section 5(b)(i) shall be proportionately reduced, and, conversely, if, after the Closing Date, the outstanding shares of Common Stock are combined into a smaller number of shares, the Conversion Price calculation set forth in Section 5(b)(i) shall be proportionately increased. In any such case, the Conversion Price calculation set forth in Section 5(b)(ii) shall remain unchanged.

          If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Series A Convertible Preferred Stock into a greater number of shares, the Original Issue Price shall be proportionately reduced, and, conversely, if the outstanding shares of Series A Convertible Preferred Stock are combined into a smaller number of shares, the Original Issue Price shall be proportionately increased.

          (e) In-Kind Dividends Other Than Common Stock Dividends.  In the event
              ---------------------------------------------------
the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other
                              ----- ----
assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Convertible Preferred Stock.

          (f) Capital Reorganization or Reclassification.  If the Common Stock
              ------------------------------------------
issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series A Convertible Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

          (g) Certificate as to Adjustments; Notice by Corporation.  In each
              ----------------------------------------------------
case of an adjustment or readjustment of the conversion rights of the holders of Series A Convertible Preferred Stock as set forth in Sections 5(d) through 5(f) above, the Corporation at its expense will furnish each holder of Series A Convertible Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

          (h) Exercise of Conversion Privilege.  To exercise its conversion
              --------------------------------
privilege, a holder of Series A Convertible Preferred Stock shall give written notice by telecopy or express overnight courier to the Corporation at its principal office that such holder elects to convert shares of its Series A Convertible Preferred Stock and shall simultaneously or thereafter surrender the original certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with its address or addresses, as well as the address(es) for delivery) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for the shares of Series A Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Corporation receives the original certificate(s) for the shares of Series A Convertible Preferred Stock surrendered for conversion, the proper assignment thereof to the Corporation or in blank and the original notice of conversion, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, at the addresses set forth therefor by the holder, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

          (i) Cash in Lieu of Fractional Shares.  No fractional shares of Common
              ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Convertible Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Convertible Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Convertible Preferred Stock being converted.

          (j) Partial Conversion.  In the event some but not all of the shares
              ------------------
of Series A Convertible Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted. Such new certificate shall be so delivered in accordance with Section 5(h).

          (k) Reservation of Common Stock.  The Corporation shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series A Convertible Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series A Convertible Preferred Stock), then the Corporation shall be deemed to be in breach and default of its obligations hereunder, and in addition to all charges, claims and rights at law or in equity that each holder shall be entitled to, the Corporation shall use all means reasonably available to it, and promptly take any and all actions as may be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6.   Status.  Upon any conversion, exchange or redemption of shares of
          ------
Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock that are converted, exchanged, or redeemed will have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock that the Corporation will have authority to issue will not be decreased by the conversion, exchange or redemption of shares of Series A Convertible Preferred Stock, but the number of shares of Series A Convertible Preferred Stock that the Corporation will have authority to issue will be reduced so that the shares of Series A Convertible Preferred Stock that were converted, exchanged, or redeemed may not be re-issued.

     7.   Notices of Record Date.  In the event of any:
          ----------------------

          (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

          (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

          (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall telecopy and thereafter mail or cause to be mailed to each holder of Series A Convertible Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be telecopied and thereafter mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

                           CERTIFICATE OF AMENDMENT

                                      OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            TRANSWITCH CORPORATION

                         (INCORPORATED APRIL 26, 1988)

                                  * * * * * *

     TranSwitch Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

          RESOLVED: That the first paragraph of ARTICLE FOURTH of the Corporation's Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

          FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock with a par value of $.001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

     SECOND: That the foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be executed by Dr. Santanu Das, its President, Chief Executive Officer and Chairman of the Board of Directors, this 27th day of May, 1999.

                         /s/ Santanu Das
                         --------------------------------------------
                         Dr. Santanu Das
                         President, Chief Executive Officer and
                         Chairman of the Board of Directors

                           CERTIFICATE OF AMENDMENT

                                      OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            TRANSWITCH CORPORATION

                         (INCORPORATED APRIL 26, 1988)

                                  * * * * * *

     TranSwitch Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

          RESOLVED: That the first paragraph of ARTICLE FOURTH of the Corporation's Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

          FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 301,000,000 shares, consisting of 300,000,000 shares of Common Stock with a par value of $.001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

     SECOND: That the foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be executed by Dr. Santanu Das, its President, Chief Executive Officer and Chairman of the Board of Directors, this 15/th/ day of June, 2000.

                         /s/ Santanu Das
                         ---------------
                         Dr. Santanu Das
                         President, Chief Executive Officer and
                         Chairman of the Board of Directors

                          CERTIFICATE OF DESIGNATION
                                      of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                            TRANSWITCH CORPORATION

                _______________________________________________

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                _______________________________________________



     TranSwitch Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by
 -----------
the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by written consent of the Board of Directors of the Corporation dated October 1, 2001:

     RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of
                                                                --------
Directors" or the "Board") in accordance with the provisions of the Restated
---------          -----
Certificate of Incorporation of the Corporation (the "Certificate of
                                                      --------------
Incorporation"), a series of the Corporation's undesignated Preferred Stock, par
-------------
value $.001 per share (the "Preferred Stock"), be and is hereby designated as
                            ---------------
Series A Preferred Stock of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Section 1.  Designation and Amount.  The shares of this series shall be
                 ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A
               ---------------------------------------------        --------
Preferred Stock") and the number of shares constituting the Series A Preferred
---------------
Stock shall be One Hundred Thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

          (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend
                                                            ------------------
Payment Date"),
------------
commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation or a subdivision of the outstanding shares
 ------------
of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (c) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series A Preferred
                 -------------
Stock shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided in the Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the

Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                 -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation,
                 --------------------------------------
dissolution or winding up of the Corporation the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                 ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  Amendment.  The Restated Certificate of Incorporation shall not
                 ---------
be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     Section 9.  Rank.  The Series A Preferred Stock shall rank, with respect to
                 ----
the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Senior Vice President this 1st day of October, 2001.


TRANSWITCH CORPORATION


By: /s/ Peter J. Tallian
    -----------------------------------
    Name: Peter J. Tallian
    Title: Senior Vice President